UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2021

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2021, American Battery Metals Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchaser set forth on the signature page thereto for the purchase and sale of an aggregate of 9,090,910 shares of the Company’s common stock (the “Shares”) in a registered direct offering at a purchase price of $1.65 per Share for aggregate gross proceeds to the Company of approximately $15,000,000, before deducting placement agent fees and expenses.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of April 26, 2021, by and between the Company and A.G.P./Alliance Global Partners (“AGP”), the Company engaged AGP to act as the Company’s non-exclusive placement agent in connection with the registered direct offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay AGP a cash fee (the “Cash Fee”) of 7.0% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay all the fees and expenses relating this offering, including the fees and expenses of AGP’s legal counsel not exceeding $75,000. In addition, the Company agreed to issue to AGP (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 3.0% of the aggregate number of Shares sold under the Purchase Agreement. The Placement Agent Warrants will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the initial issuance date and expiring on the five year anniversary thereof, and have an exercise price of $1.815 per share, subject to certain adjustments set forth therein.

The registered direct offering is expected to close on or about April 28, 2021, subject to the satisfaction of customary closing conditions.

The Shares and Placement Agent Warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement to be filed to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252492) filed with the Securities and Exchange Commission on January 28, 2021 and declared effective on March 15, 2021.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the Shares and shares underlying the Placement Agent Warrants to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, Placement Agency Agreement and Placement Agent Warrants described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01 Other Events.

On April 26, 2021, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Placement Agent Warrant

10.3	Form of Placement Agency Agreement

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: April 26, 2021	/s/ Douglas Cole
Douglas Cole
Chief Executive Officer